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                                                                    EXHIBIT 10.6

                             SUNHAWK.COM CORPORATION

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is made, entered into and effective as of October 1, 1999 by and between Sunhawk.com Corporation, a Washington corporation (the "Company" or "Sunhawk"), and Marlin Eller, a resident of Washington (the "Employee").

        Whereas, the Company desires to hire the Employee as the Chief Executive Officer and President of the Company and to vest the Employee with all the duties and responsibilities associated therewith; and

        Whereas, the Employee desires to serve as the Chief Executive Officer and President of the Company and to assume all of the duties and responsibilities associated therewith; and

        Whereas, the parties wish to enter into this Agreement to memorialize the terms upon which the Employee will provide services to the Company.

        Now, therefore, good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. TERM OF AGREEMENT. The Company and the Employee agree that the Employee will be employed by the Company commencing on October 1, 1999 (the "Effective Time") for an initial term of three (3) years, unless employment is sooner terminated as provided herein. This Agreement shall be automatically renewed for succeeding terms of one (1) year, unless at least ninety (90) days prior to the expiration of any term, either party gives written notice to the other of that party's intention not to renew this Agreement.

        2.      POSITION AND DUTIES

                2.1 The Company and the Employee agree that the Employee will be employed as the Chief Executive Officer and President of the Company and that, in this capacity, the Employee's responsibilities will include, subject to the approval and oversight of the Board of Directors, providing overall leadership and operational control of the Company consistent with the Employee's oversight and reporting duties set forth in the Company's organizational chart. The Employee shall be located, and the operational activities of the divisions set forth below shall take place, in Seattle, Washington. In this regard, the Employee shall analyze, oversee and assist in operating, directing and developing, and assume responsibility for the profitability and/or operational integrity of, the following divisions of the Company: (i) Customer Support and Corporate Affairs; (ii) Technology, Software Development and Internet/Network Administration; (iii) Business Development; (iv) Sales and Marketing; and (v) Operational Finance and Accounting.

        3.      SUNHAWK'S COVENANTS

                3.1 The Company agrees to furnish the Employee with such equipment, employees and services as are necessary to perform the Employee's obligations under this Agreement. The Company shall also pay for the reasonable costs of any seminar attendance of the Employee and the Employee's subscriptions to a reasonable number of professional journals.


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                3.2     The Company agrees to reimburse the Employee for all
reasonable business expenses incurred by the Employee while on the Company's business. The Employee shall maintain such records as will be necessary to enable the Company to properly deduct such items as business expenses when computing the Company's federal income tax.

        4.      COMPENSATION

                4.1 For all services rendered by the Employee under this Agreement (exclusive of directors' fees, if any), the Company shall pay the Employee a base salary of Ninety-Five Thousand Dollars ($95,000) per year (the "Salary"). The Employee shall be paid this salary on a bi-weekly basis, minus all lawful and agreed upon payroll deductions.

                4.2 The base salary set forth in Section 4.1 above shall be reviewed annually by the Company's Compensation Committee and will be increased by such amount as the Company's Compensation Committee shall, in its sole discretion, determine; provided, however, that such base salary shall, at a minimum, be increased annually on each anniversary of the Effective Time by an amount equal to three percent (3%) of the Salary, compounded annually.

        5.     BONUS AND OPTIONS

                5.1 Discretionary Bonuses. The Company shall periodically, but not less frequently than annually, review the Employee's service rendered and may award bonuses in an amount which will recognize the Employee's contributions to profits during that period. At a minimum, the Employee shall be entitled to participate in all bonuses and other fringe benefits available to the other executive officers of the Company, including, without limitation: cash bonuses, sick leave, insurance and three (3) weeks of vacation as set forth in
Section 6 herein.

                5.2     Options.

                        a. As of October 1, 1999, the Company shall grant to the Employee options (the "Options") to purchase an aggregate of thirty thousand (30,000) shares of common stock of the Company ("Common Stock") (provided, however, that such number shall be appropriately adjusted to take into account any stock splits, stock dividends, recapitalizations (including any conversion of debt to equity) and similar events in respect of the Common Stock), under and subject to the terms of any stock option plan then in effect (the "Option Plan"), at an exercise price equal to one hundred and ten percent (110%) of the greater of (i) the fair market value of the Company's Common Stock or (ii) the initial offering price of the Company's Common Stock as established in accordance with the terms of the Company's contemplated initial public offering on the NASDAQ SmallCap Market.

        The option shall vest and be exercisable according to the following schedule:

  Months of Continuous Employment, from Base Date       Portion of Total Option That is Exercisable
  -----------------------------------------------       -------------------------------------------
                Less than 24Months                                    None
                 24 Months or More                                     25%
                 30 Months or More                                    37.5%
                 36 Months or More                                     50%
                 42 Months or More                                    62.5%
                 48 Months or More                                     75%


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
                 54 Months or More                                    87.5%
                 60 Months or More                                    100%

        The Employee shall be entitled to exercise any or all of the Options by means of "cashless exercise" by delivering shares of Common Stock having fair market value equal to the exercise price or by exercising and immediately selling shares of Common Stock on the market to pay the exercise price and any tax consequences associated with such exercise. It is understood and agreed by the Employee and the Company that the Options shall otherwise be in all respects subject to the terms and conditions of the Option Plan, if any, and the certificate representing such options, which terms and conditions shall include acceleration of exercisability and vesting of the Options upon the occurrence of certain change of control events.

                        b. In addition to the Options described in Section 5.2(a) above, the Employee shall be eligible to participate in the Option Plan and to receive additional stock options under the Option Plan, in such amounts and with such other terms and conditions as determined from time to time by the Company's Board of Directors.

                              In the event the Employee is terminated for cause,
as hereinafter defined, the Employee must exercise all vested options within ninety (90) days of such termination. If any vested options have not been exercised within ninety (90) days after termination for cause, such options shall expire and be immediately cancelled by the Company.

        6.      FRINGE BENEFITS

                6.1 Benefit Plans. The Company and the Employee agree that, during the term of this Agreement, the Employee shall be entitled to participate in all fringe benefits and incentive compensation plans as may be authorized and adopted from time to time by the Company and for which the Employee is eligible, including, for example, any pension plan, profit sharing plan, disability plan, medical plan, group life insurance plan, or other employee benefit plans.

                6.2 Sick Leave. The Employee shall be entitled to (i) 80 hours of paid sick leave during each calendar year of employment or (ii) such sick leave as set forth under the Company's sick leave policy. A maximum of 160 hours of unused sick leave can roll over from the current calendar year to the next. Therefore, the maximum total hours of sick leave that can be available at the beginning of any calendar year is 240 hours (160 hours carried-over leave plus 80 hours projected for the current year). Once the limit of 240 hours is reached, sick leave must be taken before any more sick leave hours can be earned.

                6.3 Insurance. In the event this Agreement is terminated, the Company, upon the request of the Employee, shall assign to the Employee any insurance policy owned by the Company under which the Employee is the insured and which is assignable by the policy terms; provided, however, that if any such policy has a cash surrender value, the Employee shall pay the then cash surrender value of such policy to the Company in exchange for its assignment to the Employee under this section. Any conversion rights which the Employee may have under the terms of any such insurance policy shall survive any termination of this Agreement.

                6.4 Vacation. The Employee shall be entitled to the greater of either (i) three (3) weeks paid vacation per calendar year or (ii) such vacation as set forth under the Company's vacation policy.

        7. TERMINATION. This Agreement shall be terminated upon the occurrence of any one of the following events:


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                7.1 Death of Employee. In the event of the Employee's death, the
Employee's spouse, or if there is no spouse then the Employee's estate, shall be entitled to: (a) all benefits due the Employee under any life insurance policy held by the Company then in effect; and (b) any compensation then due and owing the Employee under this Agreement.

                7.2 Incapacity and Illness. If the Employee shall have been incapacitated from illness, accident or other disability and unable to perform his normal duties hereunder for a cumulative period of six (6) months in any period of twelve (12) consecutive months, upon the Company or the Employee giving the other party not less than thirty (30) days' written notice. In the event of such termination, the Employee shall be entitled to: (a) all benefits due the Employee under any accident, sickness, disability, health or hospitalization plan or insurance policy of the Company then in effect; and (b) any compensation then due and owing the Employee under this Agreement.

                7.3 Termination by the Company for Cause. For purposes of this subsection, "cause" includes, but is not necessarily limited to, the following: (a) breach by the Employee of any material provision of this Agreement; (b) material violation by either party of any statutory or common law duty of loyalty to the Company; or (c) personal or professional conduct of the Employee, which, in the reasonable and good faith judgment of the Board of Directors of the Company injures or tends to injure the reputation of the Company or otherwise adversely affects the interests of the Company. Such conduct may include, but is not limited to, dishonesty, chronic absenteeism, alcoholism, drug addiction, and conviction of a felony or misdemeanor involving moral turpitude.

                7.4 Termination by the Company without Cause. If the Company terminates the Employee's employment with the Company, or the Employee's employment otherwise terminates, for any reason other than those set forth in subsection 7.1, 7.2, 7.3, 7.6, 7.7, 7.8 or 7.9 of this Agreement, then such termination shall be deemed to be termination without cause.

                7.5 Termination by Employee for Good Reason. "Good Reason" means (i) reduction in duties or position as set forth herein or (ii) a change in control of the Company that results in unacceptable changes in the Employee's duties or position or (iii) material, uncured breach by the Company of any of the terms of this Agreement or any other terms and conditions set forth herein or otherwise agreed to between the Company and the Employee. In order for the Employee to terminate the Employee's employment for good reason, the Employee shall first give Company thirty (30) days' written notice of the circumstances constituting good reason and an opportunity to cure, unless the circumstances are not subject to being cured. Following the notice and opportunity to cure (if cure is not made), or immediately if notice and opportunity to cure are not required, the Employee may terminate employment for good reason by giving written notice of termination. The notice may take effect immediately or at such later date as the Employee may designate, provided that Company may accelerate the termination date by giving five (5) business days' written notice of the acceleration.

                7.6 Termination by Employee without Good Reason. The Employee may terminate the Employee's employment at any time, with or without good reason, by giving ninety (90) days' advance written notice of termination.

                7.7 Expiration of this Agreement or expiration of any renewal or extension thereof.

                7.8     Upon the cessation of business by the Company.


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                7.9     Upon the retirement or resignation of the Employee.

        8.      EFFECT OF TERMINATION

                        a. Upon termination of the Employee's employment as Chief Executive Officer or President with the Company pursuant to subsections 7.1, 7.2, 7.3, 7.6, 7.7, 7.8 or 7.9, the Company agrees to pay the Employee all salary, fringe benefits, bonuses or other remuneration which are due and owing to the Employee as of the date of termination, less deductions or offsets the Employee may owe to the Company for such items as salary advances or loans. The Employee agrees that his signature on this Agreement constitutes his authorization for all such deductions upon termination of the Employee's employment with the Company. Upon the termination of the Employee's employment with the Company, the Employee agrees to return to the Company all of the Company's property of any kind which may be in the Employee's possession.

                        b. Upon termination of the Employee's employment as Chief Executive Officer or President with the Company pursuant to either subsection 7.4 or subsection 7.5, (i) the Company shall pay the Employee, within thirty (30) days of such termination, a dollar amount equal to the lesser of either (i) nine (9) months of the Employee's Salary or (ii) the remaining Salary owed under this Agreement (the "Severance"); provided, however, that if the remaining Salary owed under the Agreement is less than nine (9) months, then the Employee shall be entitled to a maximum of nine (9) months of Severance pay. Additionally, (i) the Employee shall be entitled to accelerate the vesting of all of his remaining Options to the date of termination and (ii) the lock-up agreement or any commitment to "lock-up" the common stock of the Employee shall terminate as of the date of termination, if the Employee is either terminated or terminates his employment pursuant to subsections 7.4 or 7.5.

                        c. In the event the Employee (i) hires, promotes or places any other individual(s) in the role of Chief Executive Officer or President, or (ii) transfers responsibility for or assigns the duties and obligations associated with the office of Chief Executive Officer or President then no termination of employment shall be deemed to have taken place pursuant to Section 7 herein and the Employee shall retain all rights set forth herein, except for those duties, rights and obligations otherwise assigned to the new Chief Executive Officer or President and as revised pursuant to an agreement between the Employee and the Company; provided, however, that Employee must remain employed as either Chief Executive Officer or President; and; provided, further, that in the event Employee transfers responsibility for or promotes another individual(s) in the role of President and Chief Executive Officer, this Agreement shall terminate or if terminated under Section 7.9.

        9. LOCK-UP AGREEMENT. Simultaneous with the execution of this Agreement, the Employee shall execute the "Lock Up" Agreement attached hereto as Exhibit A.

        10. NON-COMPETITION/NON-SOLICITATION. While the Employee is employed by the Company and upon termination of the Employee's employment with the Company (other than as set forth in subsections 7.4 and 7.5 above), the Employee shall not compete with the Company or otherwise own or be engaged in any business that sells, delivers, develops or transmits music, music catalogues, sheet music or any other form of music, in printed, digital, or any other format, over the Internet for a period of two (2) years after termination of this Agreement. Further, the Employee shall not solicit or seek to hire any of the Company's employees for a period of two (2) years after termination. This Agreement not to either compete with the Company or solicit the Company's employees for hire shall only be effective if and to the extent the Company satisfies its obligations, if any, to pay the Employee the Severance, as defined above.


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        11.     CONSTRUCTION OF AGREEMENT

                11.1 Essential Terms and Modification of Agreement. It is understood and agreed that the terms and conditions described in this Agreement constitute the essential terms and conditions of the employment arrangement between the Company and the Employee, all of which have been voluntarily agreed upon. The Company and the Employee agree that there are no other essential terms or conditions of the employment relationship that are not described within this Agreement, and that any change in the essential terms and conditions of this Agreement will be written down in a supplemental agreement which shall be signed by both the Company and the Employee before it is effective.

                11.2 Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. In the event a court of competent jurisdiction should decline to enforce any provision of any section of this Agreement, such section shall be reformed to the extent necessary in the judgment of such court to make such provision of such section enforceable to the maximum extent which the court shall find enforceable.

                11.3 Notices. Any notice hereunder shall be sufficient if in writing and telefaxed to the party or sent by certified mail, return receipt requested and addressed as follows:

                        a.    If to the Company:

                              Sunhawk.com Corporation
                              223 Taylor Avenue N., Suite 200
                              Seattle, WA  98109
                              Attn: Ted Grabowski

                        b.    If to the Employee:

                              Marlin Eller
                              800 15th Avenue East
                              Seattle, WA 98112

Either party may change the address herein specified by giving to the other written notice of such change.

                11.4 Governing Law. This Agreement is made and shall be construed and performed under the laws of the State of Washington.

                11.5 Arbitration. A breach of any of the terms of the Agreement shall entitle the aggrieved party to arbitrate the matter before the American Arbitration Association, located in King County, Washington. The Company and the Employee must agree upon an arbitrator prior to initiating any arbitration proceedings. If the Company and the Employee cannot agree upon an arbitrator, an arbitrator shall be appointed by the independent members of the board of directors.

                11.6 Waiver of Agreement. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver by the Company of any subsequent breach by the Employee.

                11.7 Captions. The captions and headings of the sections of this Agreement are for convenience and reference only and are not to be used to interpret or define the provisions hereof.


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                11.8    Assignment and Successors. The rights and obligations of
the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The rights and obligations of the Employee hereunder are nonassignable, except for termination payments due under subsections 7.1 and 7.2. The Company may assign its rights and obligations to any entity in which the Company, or a company affiliated to the Company, has a majority ownership interest.

                11.9 Integration. This Agreement, together with the attached exhibit, reflects the entire understanding of the parties with respect to the transactions contemplated hereby or as otherwise set forth in any prior documentation, and shall supercede and not otherwise contradict or be qualified by any other agreement of any kind whatsoever, oral or written, before the date hereof. Accordingly, the Employee waives and relinquishes any right or title to, or interest in , any of the Company's technology, tangible or intangible property or any other assets except as set forth in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above and commencing at the Effective Time.

EMPLOYEE:                                           Sunhawk.com Corporation:




-----------------------------------------           ----------------------------
By:  Marlin Eller                                   By:  Tricia Parks-Holbrook
Its: Chief Executive Officer and President          Its: Chief Financial Officer




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